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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 31, 2005


                             Trans-Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-4539                 13-2598139
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(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)


       1780 Opdyke Court, Auburn Hills, MI                        48326
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    (Address of Principal Executive Offices)                    (Zip Code)

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Registrant's telephone number, including area code      248-364-0400
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                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))










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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On March 31, 2005, Trans-Industries, Inc. issued a press release announcing that it is unable to file its 2004 Annual Report on Form 10-K by the prescribed due date and that it would file with the Securities and Exchange Commission a Form 12b-25 for a 15-day extension. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference. In the Form 12b-25 and in the press release, the Company stated that it anticipates that it will record a net loss for fiscal 2004 that is not significantly different from the net loss recorded for fiscal 2003 and that fourth quarter 2004 losses are expected to be approximately $1.5 million higher than fourth quarter 2003 losses.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits.

         99.1  Press Release dated March 31, 2005









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRANS-INDUSTRIES, INC.

Date   March 31, 2005                         By /s/ Kai Kosanke
       --------------------------------          -------------------------------
                                                 Kai Kosanke
                                                 Chief Financial Officer





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                                  EXHIBIT INDEX
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Exhibit
Number                     Description
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99.1                       Press release dated March 31, 2005.











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